SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 30, 2000

                       VETERINARY CENTERS OF AMERICA, INC.
               (Exact Name of Registrant as Specified in Charter)

                Delaware             1-10787         95-4097995
             (State of Other       (Commission      (IRS Employer
             Jurisdiction of      File Number)     Identification
             Incorporation)                             No.)

                          12401 West Olympic Boulevard
                             Los Angeles, California
                    (Address of Principal Executive Offices)


                                   90064-1022
                                   (Zip Code)


                                 (310) 584-6500
                         (Registrant's Telephone Number)


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ITEM 5. OTHER EVENTS

     The Registrant and Continental Stock Transfer & Trust Corporation (the "Rights Agent") entered into a Rights Agreement Amendment dated as of March 30, 2000 (the "Amendment") to that certain Rights Agreement dated as of December 30, 1997 (the "Rights Agreement") between the Registrant and the Rights Agent. The Amendment provides that no party to the Merger Agreement (as defined below) shall become an Acquiring Person (as defined in the Amendment) as a result of entering into, performing the terms of, or consummating the transactions contemplated by (i) that certain Agreement and Plan of Merger, dated as of March 30, 2000, as amended from time to time (the "Merger Agreement"), among the Registrant, Vicar Operating, Inc., a Delaware corporation and Vicar Recap, Inc., a Delaware corporation ("Recap"), wholly owned by Green Equity Investors III, L.P., or (ii) any other agreements entered into in connection with the Merger Agreement (collectively, the "Ancillary Agreements").

     The Amendment further provides that a Distribution Date (as defined in the Rights Agreement) shall not be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement or the Ancillary Agreements, or (ii) the consummation of the Merger (as defined in the Merger Agreement) or the performance of the terms of the Merger Agreement or the Ancillary Agreements.

     Except as expressly amended by the Amendment, the Rights Agreement remains in full force and effect in accordance with its terms. A copy of the Amendment is filed as Exhibit 4.1 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) EXHIBITS.
         The following exhibit is filed with the report on Form 8-K:

         Exhibit 4.1 Rights Agreement Amendment dated as of March 30, 2000 between the Registrant and Continental Stock Transfer & Trust Corporation


                                     Page 2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 11, 2000               VETERINARY CENTERS OF AMERICA, INC.


                                        By:   /S/ TOMAS FULLER
                                             ----------------------------------
                                             Name:  Tomas Fuller
                                             Title: Chief Financial Officer